Exhibit 23.1

                                  [LETTERHEAD]
                              WEBB & COMPANY, P.A.
                          Certified Public Accountants

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment #2 of our report dated February 28, 2008, except for Note 7, to which the date is April 24, 2008, relating to the consolidated financial statements of China Renewable Energy Holdings, Inc. and subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/Webb & Company, P.A.
Webb & Company, P.A.
Certified Public Accountants
Boynton Beach, Florida
August 25, 2008